UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

     Washington, D.C. 20549
_______________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2009

Voxware, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-021403	36-3934824
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

300 American Metro Blvd., Suite 155, Hamilton, New Jersey	08619
(Address of Principal Executive Offices)	(Zip Code)

(609) 514-4100
(Registrant's telephone number,
including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01. Other Events.

     On December 10, 2009, Voxware, Inc., a Delaware corporation (the “Company”) held its 2009 Annual Meeting of Stockholders (the “Annual Meeting”). The total number of outstanding shares of common stock entitled to vote at the Annual Meeting was 8,026,867, of which an aggregate of 6,426,839 shares of common stock were present in person or represented by proxy. The Company’s stockholders were asked to consider and vote upon the following five proposals:

     (1) to elect seven directors to the Company’s Board of Directors to serve a one-year term expiring at the next Annual Meeting of Stockholders and until such director’s successor shall have been elected and qualified;

     (2) to amend the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of shares of common stock authorized for issuance from 12,000,000 shares to 15,000,000 shares;

     (3) to amend the Company’s 2003 Plan to increase the maximum number of shares of common stock reserved for issuance thereunder by an additional 250,000 shares of common stock from 1,534,734 to 1,784,734 shares;

     (4) to approve an amendment to the Company’s 2003 Plan to allow for a one-time stock option exchange program under which eligible employees and directors would be able to elect to exchange outstanding stock options with an exercise price of $2.25 or greater issued under the Company’s 2003 Plan, as amended, for new options at an exchange rate of 1.15 to 1.00; and

     (5) to ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010.

     On December 10, 2009, the inspector of election certified the results of the vote as follows:

Proposal
(1) Election of each of the nominees for the Board of Directors of the Company:

	For	Withheld
Joseph A. Allegra	6,412,884 Shares	13,955 Shares
James L. Alexandre	6,415,032 Shares	11,807 Shares
Donald R. Caldwell	6,412,914 Shares	13,925 Shares
Don Cohen	6,412,877 Shares	13,962 Shares
Robert Olanoff	6,414,995 Shares	11,844 Shares
David J. Simbari	6,414,995 Shares	11,844 Shares
Scott J. Yetter	6,415,006 Shares	11,833 Shares

Proposal		For	Against	Abstain
(2)	Amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of shares of common stock authorized for issuance from 12,000,000 shares to 15,000,000 shares:	6,401,797 Shares	25,030 Shares	1,600,040 Shares

		For	Against	Abstain
(3)	Amendment to the Company’s 2003 Stock Incentive Plan to increase the maximum number of shares of common stock reserved for issuance thereunder by an additional 250,000 shares of common stock from 1,534,734 to 1,784,734 shares:	5,317,049 Shares	587,436 Shares	2,122,382 Shares

		For	Against	Abstain
(4)	Approval of an amendment to the Company’s 2003 Stock Incentive Plan to allow for a one-time stock option exchange program under which eligible employees and directors would be able to elect to exchange outstanding stock options with an exercise price of $2.25 or greater issued under the Company’s 2003 Stock Incentive Plan, as amended, for new options at an exchange rate of 1.15 to 1.00:	5,317,162 Shares	587,255 Shares	2,122,450 Shares

		For	Against	Abstain
(5)	Ratification of the appointment of BDO Seidman, LLP, as the Company’s independent registered public accounting firm for the year ending June 30, 2010:	6,407,735 Shares	18,808 Shares	1,600,324 Shares

     For Proposal 1, each nominee received the affirmative vote of a plurality of the shares of common stock cast by the stockholders present in person or represented by proxy at the Annual Meeting. For Proposal 2, the Company received the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote thereon. For Proposals 3, 4 and 5, the Company received the affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting. Therefore, each proposal was approved by the requisite number of votes at the Annual Meeting.

     Additionally, on December 10, 2009, the Company filed a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to increase the number of shares of common stock authorized for issuance, which is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, as amended.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VOXWARE, INC.

Dated: December 15, 2009	By:	/s/ William G. Levering, III
Name: William G. Levering, III
Title: Chief Financial Officer